UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 21, 2007
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
June 21, 2007 — Guernsey, Channel Islands — CanArgo Energy Corporation (OSE: CNR, AMEX: CNR) (“CanArgo”) today announced that pursuant to an Agency Agreement dated June 18 , 2007, its associated company, Tethys Petroleum Limited, a Guernsey Channel Islands company with oil and gas activities in Kazakhstan and Tajikistan (“Tethys”) has commenced a best efforts offering (“Offering”) of up to a maximum of approximately 18.2 million ordinary shares (“Primary Shares”) in Canada and certain other jurisdictions. CanArgo further announced that pursuant to the Agency Agreement, CanArgo Limited, a Guernsey Channel Islands company wholly owned by CanArgo will sell up to 8 million ordinary shares of Tethys currently held by CanArgo Limited (the “Secondary Shares” and together with the Primary Shares, the “Offered Shares”) in the Offering provided Tethys is successful in placing all the Primary Shares. Assuming the Offering is fully subscribed the aggregate net proceeds of the Offering are estimated to be approximately US$67 million (not including an overallotment option) and CanArgo will have disposed of its entire remaining holding of Tethys ordinary shares. The net proceeds received from the sale of the Primary Shares estimated at approximately US$46.5 million will be used by Tethys to fund oil and gas property acquisitions and exploration, development and operational costs, repayment of certain indebtedness as well as providing additional working capital. The net proceeds received from the sale of the Secondary Shares estimated at approximately US$20.5 million will be used by CanArgo to pay down existing indebtedness under its outstanding Senior Secured Notes due July 25, 2009 and to the extent of any excess net proceeds, its outstanding Senior Subordinated Convertible Guaranteed Notes due September 1, 2009.
The Offered Shares will only be offered in those jurisdictions where such securities may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed or will express an opinion about these securities and it is an offence to claim otherwise. The Offered Shares have not and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States of America (the “United States”) and, subject to certain exceptions, may not be offered, sold or otherwise disposed of, directly or indirectly, within the United States or its territories or possessions except in transactions exempt from registration under the 1933 Act and under the securities laws of any applicable state. This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Offered Shares within the United States, its territories or possessions.
The information in this report (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Agency Agreement dated June 18, 2007

99.1	Press Release dated June 21, 2007 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: June 27, 2007	By:	/s/ Elizabeth Landles

Elizabeth Landles, Corporate Secretary